FOR IMMEDIATE RELEASE
February 26, 2025
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS FISCAL YEAR 2024 RESULTS

•Net income and earnings per share ("EPS")* were $118.6 million and $5.26, respectively, for the full year 2024, and $36.7 million and $1.60, respectively, for the fourth quarter of 2024
•Adjusted net income and Adjusted EPS**, which exclude transaction and transition-related expenses attributable to the acquisition of Florida City Gas ("FCG"), were $121.5 million and $5.39, respectively, for the full year 2024, and $37.3 million and $1.63, respectively, for the fourth quarter of 2024
•Adjusted gross margin** increased by $113.3 million during the year driven by contributions from FCG, regulatory initiatives and infrastructure programs, natural gas organic growth, continued pipeline expansion projects, and increased demand for virtual pipeline services
•Achieved earnings guidance while accelerating return to target capital structure range; equity to total capitalization reaches 48.4 percent at December 31, 2024

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the year and the fourth quarter ended December 31, 2024.

For 2024, net income was $118.6 million ($5.26 per share) compared to $87.2 million ($4.73 per share) in 2023. Excluding transaction and transition-related expenses related to the acquisition of FCG, adjusted net income** was $121.5 million ($5.39 per share) compared to $97.8 million ($5.31 per share) in 2023.

The increase in 2024 earnings was driven by incremental contributions from FCG, additional margin from regulatory initiatives and infrastructure programs, growth in the Company's natural gas distribution businesses, continued pipeline expansion projects to support distribution growth, and increased virtual pipeline services. The financing impacts of the FCG acquisition, including increased interest expense related to debt issued and additional shares outstanding, partially offset the increases.

In the fourth quarter of 2024, the Company's net income was $36.7 million ($1.60 per share) compared to $25.3 million ($1.26 per share) during the prior-year period. Excluding the transaction and transition-related expenses, adjusted net income was $37.3 million ($1.63 per share) compared to $33.0 million ($1.64 per share) reported in the fourth quarter of 2023.

Earnings for the fourth quarter of 2024 were primarily impacted by the factors discussed for the full year.

“2024 has been a transformational year for Chesapeake Utilities – we started the year focused on integrating Florida City Gas and ended the year with substantial progress toward capitalizing on this acquisition as well as expanding opportunities in our legacy operations. We’ve made significant progress this year, including investing in our new and existing service areas, collaborating with our regulators and ensuring continuous business improvement to meet the needs of our customers and our growing organization,” said Jeff Householder, the Company's Chair of the Board, President and Chief Executive Officer.
--more--,

2-2-2-2

“In spite of accelerating the return to our target capital structure range and weather that continued to be warmer than normal, we achieved our earnings and capital guidance ranges and generated a top quartile annual shareholder return of 17 percent in 2024; since initiating guidance in 2018, we have consistently met or beat our guidance ranges while significantly growing the Company. This is a testament to our team’s persistent focus on delivering top-quartile performance and growth,” continued Householder. “Given this performance, I cannot envision a better start to our next phase of growth as we continue to set high expectations for ourselves and remain focused on meeting our promises, delivering with purpose and reaching new heights.”

Capital Investment and Earnings Guidance
The Company’s performance for 2024 was in line with its previously announced EPS guidance range of $5.33 to $5.45 per share. Additionally, the Company’s 2024 capital expenditures totaled $356 million, near the top end of the 2024 capital guidance range of $300 million to $360 million.

The Company continues to re-affirm its 2025 EPS guidance range of $6.15 to $6.35 per share, as well as the 2028 EPS guidance range of $7.75 to $8.00 per share. The 2028 guidance implies an annual EPS growth rate of approximately 8 percent from the 2025 EPS guidance, or since 2018, an 8.5 percent growth rate.

These earnings projections are based upon the Company’s previously introduced capital expenditure guidance for the five-year period ended 2028 of $1.5 billion to $1.8 billion. The Company continues to re-affirm this five-year capital guidance and projects capital expenditures of $325 million to $375 million for 2025.

*Unless otherwise noted, EPS and Adjusted EPS information is presented on a diluted basis.

Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit's and the overall Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

--more--

3-3-3-3

The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

Adjusted Gross Margin

	For the Year Ended December 31, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$583.4	$228.4	$(24.6)	$787.2
Cost of Sales:
Natural gas, propane and electric costs	(144.2)	(100.2)	24.6	(219.8)
Depreciation & amortization	(48.8)	(16.9)	—	(65.7)
Operations & maintenance expenses (1)	(48.6)	(33.1)	—	(81.7)
Gross Margin (GAAP)	341.8	78.2	—	420.0
Operations & maintenance expenses (1)	48.6	33.1	—	81.7
Depreciation & amortization	48.8	16.9	—	65.7
Adjusted Gross Margin (Non-GAAP)	$439.2	$128.2	$—	$567.4

	For the Year Ended December 31, 2023
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$473.6	$223.1	$(26.1)	$670.6
Cost of Sales:
Natural gas, propane and electric costs	(140.0)	(102.5)	26.0	(216.5)
Depreciation & amortization	(48.2)	(17.3)	—	(65.5)
Operations & maintenance expenses (1)	(27.5)	(31.5)	0.3	(58.7)
Gross Margin (GAAP)	257.9	71.8	0.2	329.9
Operations & maintenance expenses (1)	27.5	31.5	(0.3)	58.7
Depreciation & amortization	48.2	17.3	—	65.5
Adjusted Gross Margin (Non-GAAP)	$333.6	$120.6	$(0.1)	$454.1

--more--

4-4-4-4

	For the Three Months Ended December 31, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$153.7	$68.3	$(7.0)	$215.0
Cost of Sales:
Natural gas, propane and electric costs	(38.6)	(29.2)	7.0	(60.8)
Depreciation & amortization	(9.3)	(4.6)	—	(13.9)
Operations & maintenance expense (1)	(12.9)	(8.8)	—	(21.7)
Gross Margin (GAAP)	92.9	25.7	—	118.6
Operations & maintenance expenses (1)	12.9	8.8	—	21.7
Depreciation & amortization	9.3	4.6	—	13.9
Adjusted Gross Margin (Non-GAAP)	$115.1	$39.1	$—	$154.2

	For the Three Months Ended December 31, 2023
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$127.8	$64.2	$(6.7)	$185.3
Cost of Sales:
Natural gas, propane and electric costs	(34.3)	(27.4)	6.7	(55.0)
Depreciation & amortization	(9.0)	(4.4)	—	(13.4)
Operations & maintenance expenses (1)	(3.9)	(7.6)	—	(11.5)
Gross Margin (GAAP)	80.6	24.8	—	105.4
Operations & maintenance expense (1)	3.9	7.6	—	11.5
Depreciation & amortization	9.0	4.4	—	13.4
Adjusted Gross Margin (Non-GAAP)	$93.5	$36.8	$—	$130.3
(1) Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP.
--more--

5-5-5-5

Adjusted Net Income and Adjusted EPS

	Year Ended		Three Months Ended
	December 31,		December 31,
(dollars in millions, shares in thousands (except per share data))	2024	2023	2024	2023
Net Income (GAAP)	$118.6	$87.2	$36.7	$25.3
FCG transaction and transition-related expenses, net (1)	2.9	10.6	0.6	7.7
Adjusted Net Income (Non-GAAP)	$121.5	$97.8	$37.3	$33.0

Weighted average common shares outstanding - diluted (2)	22,531	18,435	22,914	20,178

Earnings Per Share - Diluted (GAAP)	$5.26	$4.73	$1.60	$1.26
FCG transaction and transition-related expenses, net (1)	0.13	0.58	0.03	0.38
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$5.39	$5.31	$1.63	$1.64
(1) Transaction and transition-related expenses represent non-recurring costs attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding, and legal fees.
(2) Weighted average shares reflect the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.
Operating Results for the Years Ended December 31, 2024 and 2023

Consolidated Results

	Year Ended December 31,
(in millions)	2024	2023	Change	Percent Change
Adjusted gross margin**	$567.4	$454.1	$113.3	25.0%
Depreciation, amortization and property taxes	101.6	91.2	10.4	11.4%
FCG transaction and transition-related expenses	4.0	10.4	(6.4)	(61.5)%
Other operating expenses	233.6	201.7	31.9	15.8%
Operating income	$228.2	$150.8	$77.4	51.3%

Operating income during 2024 was $228.2 million, an increase of $77.4 million or 51.3 percent compared to the prior year. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $71.0 million or 44.0 percent compared to the prior year. The increase in adjusted gross margin during 2024 was driven by contributions from the acquisition of FCG, incremental margin from regulatory initiatives and infrastructure programs, natural gas organic growth and continued pipeline expansion projects, increased virtual pipeline services and increased margins from the Company's other unregulated businesses. Higher operating expenses during the year were driven largely by the operating expenses of FCG, increased insurance costs, higher facilities, maintenance and outside services costs, and increased vehicle expenses. Increases in depreciation, amortization and property taxes attributable to growth projects and the FCG acquisition were partially offset by a $15.5 million reserve surplus amortization mechanism ("RSAM") adjustment from FCG and lower depreciation rates that were approved as part of the rate filings for our Florida electric operations and Maryland natural gas utilities.
--more--

6-6-6-6
At December 31, 2024, the RSAM reserve had been completely utilized. In February 2025, FCG filed a depreciation study with the Florida PSC. The application is requesting approval of revised annual depreciation rates, as well as a reduction related to a reserve imbalance that would be amortized over a two-year period. The outcome of the application is subject to review and approval by the Florida PSC.

Regulated Energy Segment

	Year Ended December 31,
(in millions)	2024	2023	Change	Percent Change
Adjusted gross margin**	$439.2	$333.6	$105.6	31.7%
Depreciation, amortization and property taxes	82.5	71.7	10.8	15.1%
FCG transaction and transition-related expenses	4.0	10.4	(6.4)	(61.5)%
Other operating expenses	156.5	125.3	31.2	24.9%
Operating income	$196.2	$126.2	$70.0	55.5%

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Contribution from FCG	$88.6
Margin from regulated infrastructure programs	6.2
Natural gas growth including conversions (excluding service expansions)	5.8
Natural gas transmission service expansions, including interim services	5.2
Rate changes associated with Florida natural gas base rate proceeding (1)	1.6
Interim rates from recent rate case activities	0.9
Expiration of regulatory recovery for pandemic-related costs	(1.2)
Other variances	(1.5)
Year-over-year increase in adjusted gross margin**	$105.6
(1) Includes adjusted gross margin contributions from permanent base rates that became effective in March 2023.
The major components of the increase in other operating expenses are as follows:

(in millions)
FCG operating expenses	$30.6
Facilities expenses, maintenance costs and outside services	1.3
Insurance-related costs	1.0
Payroll, benefits and other employee-related expenses	(1.0)
Other variances	(0.7)
Year-over-year increase in other operating expenses	$31.2

--more--

7-7-7-7
Unregulated Energy Segment

	Year Ended December 31,
(in millions)	2024	2023	Change	Percent Change
Adjusted gross margin**	$128.2	$120.6	$7.6	6.3%
Depreciation, amortization and property taxes	19.1	19.5	(0.4)	(2.1)%
Other operating expenses	77.4	76.7	0.7	0.9%
Operating income	$31.7	$24.4	$7.3	29.9%
The major components of the change in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$1.8
Contributions from acquisition	1.0
Decreased propane margins and service fees	(0.3)
CNG/RNG/LNG Transportation and Infrastructure
Increased demand for virtual pipeline services	4.5
Aspire Energy
Increased margins - rate changes and gathering fees	1.6
Changes in customer consumption	(1.4)
Other variances	0.4
Year-over-year increase in adjusted gross margin**	$7.6

The major components of the increase in other operating expenses are as follows:

(in millions)
Vehicle expenses	$0.9
Insurance-related costs	0.6
Payroll, benefits and other employee-related expenses	(1.0)
Other variances	0.2
Year-over-year increase in other operating expenses	$0.7

--more--

8-8-8-8
Operating Results for the Quarters Ended December 31, 2024 and 2023

Consolidated Results

	Three Months Ended December 31,
(in millions)	2024	2023	Change	Percent Change
Adjusted gross margin**	$154.2	$130.3	$23.9	18.3%
Depreciation, amortization and property taxes	23.8	20.3	3.5	17.2%
FCG transaction and transition-related expenses	0.9	6.5	(5.6)	(86.2)%
Other operating expenses	62.6	56.2	6.4	11.4%
Operating income	$66.9	$47.3	$19.6	41.4%

Operating income for the fourth quarter of 2024 was $66.9 million, an increase of $19.6 million or 41.4 percent compared to the same period in 2023. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $14.0 million or 26.0 percent compared to the same period in 2023. The increase in adjusted gross margin during the quarter was driven by contributions from the acquisition of FCG, increased virtual pipeline services, incremental margin from regulated infrastructure programs, continued pipeline expansion projects, and natural gas organic growth. Higher operating expenses were driven largely by the operating expenses of FCG, increased facilities, maintenance and outside services costs, and higher insurance expenses compared to the prior-year period. Increases in depreciation, amortization and property taxes attributable to growth projects and FCG were partially offset by a $6.6 million RSAM adjustment from FCG and lower depreciation rates that were approved as part of the rate filings for our Florida electric operations and Maryland natural gas utilities.

At December 31, 2024, the RSAM reserve had been completely utilized. In February 2025, FCG filed a depreciation study with the Florida PSC. The application is requesting approval of revised annual depreciation rates, as well as a reduction related to a reserve imbalance that would be amortized over a two-year period. The outcome of the application is subject to review and approval by the Florida PSC.

Regulated Energy Segment

	Three Months Ended December 31,
(in millions)	2024	2023	Change	Percent Change
Adjusted gross margin**	$115.1	$93.5	$21.6	23.1%
Depreciation, amortization and property taxes	18.8	15.2	3.6	23.7%
FCG transaction and transition-related expenses	0.9	6.5	(5.6)	(86.2)%
Other operating expenses	41.8	37.4	4.4	11.8%
Operating income	$53.6	$34.4	$19.2	55.8%

--more--

9-9-9-9
The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Contribution from FCG	$16.9
Margin from regulated infrastructure programs	1.8
Natural gas growth including conversions (excluding service expansions)	1.6
Natural gas transmission service expansions, including interim services	1.5
Interim rates from recent rate case activities	0.9
Other variances	(1.1)
Period-over-period increase in adjusted gross margin**	$21.6

The major components of the increase in other operating expenses are as follows:

(in millions)
FCG operating expenses	$5.2
Facilities expenses, maintenance costs and outside services	0.8
Payroll, benefits and other employee-related expenses	(1.1)
Other variances	(0.5)
Period-over-period increase in other operating expenses	$4.4

--more--

10-10-10-10
Unregulated Energy Segment

	Three Months Ended December 31,
(in millions)	2024	2023	Change	Percent Change
Adjusted gross margin**	$39.1	$36.8	$2.3	6.3%
Depreciation, amortization and property taxes	5.0	5.0	—	—%
Other operating expenses	21.0	18.9	2.1	11.1%
Operating income	$13.1	$12.9	$0.2	1.6%

The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$0.5
Contribution from acquisitions	0.3
Decreased propane margins and service fees	(0.8)
CNG/RNG/LNG Transportation and Infrastructure
Increased demand for virtual pipeline services	2.9
Aspire Energy
Increased margins - rate changes and gathering fees	0.3
Changes in customer consumption	(1.4)
Other variances	0.5
Quarter-over-quarter increase in adjusted gross margin**	$2.3
The major components of the increase in other operating expenses are as follows:

(in millions)
Facilities expenses, maintenance costs and outside services	$0.7
Payroll, benefits and other employee-related expenses	0.6
Insurance-related costs	0.2
Other variances	0.6
Quarter-over-quarter increase in other operating expenses	$2.1
--more--

11-11-11-11
Forward-Looking Statements

Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2024 Annual Report on Form 10-K for further information on the risks and uncertainties related to the Company’s forward-looking statements.
Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Thursday, February 27, 2025 at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2024. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.579.2543
International: 785.424.1789
Conference ID: CPKQ424

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary
302.734.6022

Michael D. Galtman
Senior Vice President and Chief Accounting Officer
302.217.7036

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

--more--

12-12-12-12
Financial Summary
(dollars in millions, shares in thousands (except per share data))

	Year Ended		Three months ended
	December 31,		December 31,
	2024	2023	2024	2023
Adjusted Gross Margin
Regulated Energy segment	$439.2	$333.6	$115.1	$93.5
Unregulated Energy segment	128.2	120.6	39.1	36.8
Other businesses and eliminations	—	(0.1)	—	—
Total Adjusted Gross Margin**	$567.4	$454.1	$154.2	$130.3

Operating Income
Regulated Energy segment	$196.2	$126.2	$53.6	$34.4
Unregulated Energy segment	31.7	24.4	13.1	12.9
Other businesses and eliminations	0.3	0.2	0.2	—
Total Operating Income	228.2	150.8	66.9	47.3
Other income, net	2.0	1.4	0.3	0.4
Interest charges	68.4	36.9	17.5	15.7
Income Before Income Taxes	161.8	115.3	49.7	32.0
Income taxes	43.2	28.1	13.0	6.7
Net Income	$118.6	$87.2	$36.7	$25.3

Earnings Per Share of Common Stock
Basic	$5.28	$4.75	$1.60	$1.26
Diluted	$5.26	$4.73	$1.60	$1.26

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$118.6	$87.2	$36.7	$25.3
FCG transaction and transition-related expenses, net (2)	2.9	10.6	0.6	7.7
Adjusted Net Income (Non-GAAP)**	$121.5	$97.8	$37.3	$33.0

Weighted average common shares outstanding - diluted (1)	22,531	18,435	22,914	20,178

Earnings Per Share - Diluted (GAAP)	$5.26	$4.73	$1.60	$1.26
FCG transaction and transition-related expenses, net (2)	0.13	0.58	0.03	0.38
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$5.39	$5.31	$1.63	$1.64
(1) Weighted average shares reflect the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.
(2) Transaction and transition-related expenses represent costs attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.
--more--

13-13-13-13
Financial Summary Highlights

Key variances in operations between 2023 and 2024 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Year ended December 31, 2023 Adjusted Results**	$129.7	$97.8	$5.31

Non-recurring Items:
Absence of one-time benefit associated with reduction in state tax rate	—	(2.5)	(0.13)
	—	(2.5)	(0.13)

Increased (Decreased) Adjusted Gross Margins:
Contributions from acquisition	89.6	65.7	2.91
Margin from regulated infrastructure programs*	6.2	4.6	0.20
Natural gas growth (excluding service expansions)	5.8	4.2	0.19
Natural gas transmission service expansions, including interim services*	5.2	3.8	0.17
Increased demand for virtual pipeline services	4.5	3.3	0.15
Rate changes associated with Florida natural gas base rate proceeding*	1.6	1.2	0.05
Improved Aspire Energy performance - rate changes and gathering fees	1.6	1.1	0.05
Interim rates from recent rate case activities*	0.9	0.7	0.03
Changes in customer consumption	0.3	0.2	0.01
Reduced propane margins per gallon and fees	(0.3)	(0.2)	(0.01)
Expiration of regulatory recovery for pandemic-related costs	(1.2)	(0.9)	(0.04)
	114.2	83.7	3.71

(Increased) Decreased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
FCG operating expenses	(37.8)	(27.7)	(1.23)
Depreciation, amortization and property taxes	(3.2)	(2.3)	(0.10)
Increased insurance-related costs	(1.6)	(1.2)	(0.05)
Facilities expenses, maintenance costs and outside services	(1.4)	(1.0)	(0.05)
Increased vehicle expenses	(0.9)	(0.7)	(0.03)
Payroll, benefits and other employee-related expenses	2.0	1.5	0.07
	(42.9)	(31.4)	(1.39)

Interest charges	(35.5)	(26.0)	(1.15)
Increase in shares outstanding due to 2024 and 2023 equity issuances***	—	—	(0.96)
Net other changes	0.3	(0.1)	—
	(35.2)	(26.1)	(2.11)
Year ended December 31, 2024 Adjusted Results**	$165.8	$121.5	$5.39
* See the Major Projects and Initiatives table for additional information.
** Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
*** Reflects the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG and shares also issued in 2024.

--more--

14-14-14-14
Key variances between the fourth quarter of 2023 and the fourth quarter of 2024 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Fourth quarter of 2023 Adjusted Results**	$42.6	$33.0	$1.64

Non-recurring Items:
Absence of one-time benefit associated with reduction in state tax rate	—	(1.2)	(0.06)
	—	(1.2)	(0.06)

Increased (Decreased) Adjusted Gross Margins:
Contribution from acquisitions	17.1	12.7	0.55
Increased demand for virtual pipeline services	2.9	2.2	0.10
Margins from regulated infrastructure programs*	1.8	1.3	0.06
Natural gas growth including conversions (excluding service expansions)	1.6	1.2	0.05
Natural gas transmission service expansions, including interim services*	1.5	1.1	0.05
Interim rates from recent rate case activities*	0.9	0.7	0.03
Improved Aspire Energy performance - rate changes and gathering fees	0.3	0.2	0.01
Reduced propane margins and fees	(0.8)	(0.6)	(0.03)
Changes in customer consumption	(0.9)	(0.7)	(0.03)
	24.4	18.1	0.79

(Increased) Decreased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
FCG operating expenses	(9.0)	(6.6)	(0.29)
Facilities expenses, maintenance costs and outside services	(1.5)	(1.1)	(0.05)
Increased insurance-related costs	(0.5)	(0.3)	(0.01)
Payroll, benefits and other employee-related expenses	0.5	0.4	0.02
	(10.5)	(7.6)	(0.33)

Interest charges	(5.9)	(4.4)	(0.19)
Increase in shares outstanding due to 2024 and 2023 equity issuances***	—	—	(0.20)
Net other changes	(0.1)	(0.6)	(0.02)
	(6.0)	(5.0)	(0.41)
Fourth quarter of 2024 Adjusted Results**	$50.5	$37.3	$1.63
* See the Major Projects and Initiatives table for additional information.
** Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
*** Reflects the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG and shares also issued in 2024.

--more--

15-15-15-15

Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and regulatory initiatives to serve existing and new customers, further grow its businesses and earnings, and increase shareholder value. The following table includes the major projects and initiatives that are currently underway or recently completed. The Company's practice is to add incremental margin associated with new projects and regulatory initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the prior year. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's 2024 Annual Report on Form 10-K.

	Year Ended December 31,		Estimate for Calendar Year
(in millions)	2023	2024	2025	2026
Pipeline Expansions:
Southern Expansion	$0.6	$2.3	$2.3	$2.3
Beachside Pipeline Expansion	1.8	2.4	2.4	2.4
St. Cloud / Twin Lakes Expansion	0.3	0.6	2.8	3.8
Wildlight	0.5	1.5	3.0	4.3
Lake Wales	0.3	0.5	0.5	0.5
Newberry	—	1.4	2.6	2.6
Worcester Resiliency Upgrade	—	—	3.0	13.7
Boynton Beach	—	—	3.1	3.4
New Smyrna Beach	—	—	1.7	2.6
Central Florida Reinforcement	—	0.1	2.0	4.3
Warwick	—	0.4	1.9	1.9
Renewable Natural Gas Supply Projects	—	—	5.7	6.7
Total Pipeline Expansions	3.5	9.2	31.0	48.5

CNG/RNG/LNG Transportation and Infrastructure	11.1	16.4	20.0	20.7

Regulatory Initiatives:
Florida GUARD Program	0.4	3.6	6.3	8.8
FCG SAFE Program	—	3.8	8.3	10.9
Capital Cost Surcharge Programs	2.8	3.2	5.3	6.7
Florida Rate Case (1)	15.8	17.4	17.2	17.2
Maryland Rate Case (2)	—	—	TBD	TBD
Delaware Rate Case (3)	—	0.6	TBD	TBD
Electric Rate Case (3)	—	0.3	TBD	TBD
Electric Storm Protection Plan	1.3	3.2	5.6	5.6
Total Regulatory Initiatives	20.3	32.1	42.7	49.2

Total	$34.9	$57.7	$93.7	$118.4
(1) Includes adjusted gross margin during 2023 comprised of both interim rates and permanent base rates which became effective in March 2023.
(2) Rate case application and depreciation study filed with the Maryland PSC in January 2024. See additional information provided below.
(3) Includes adjusted gross margin attributable to interim rates during 2024. See additional information provided below.

--more--

16-16-16-16

Discussion of Major Projects and Initiatives

Pipeline Expansions

St. Cloud / Twin Lakes Expansion
In February 2024, Peninsula Pipeline filed a petition with the Florida Public Service Commission ("PSC") for approval of an amendment to its Transportation Service Agreement with Florida Public Utilities ("FPU") for an additional 10,000 Dts/day of firm service in the St. Cloud, Florida area. Peninsula Pipeline will construct pipeline expansions that will allow FPU to serve the future communities that are expected in that area. The Florida PSC approved the project in May 2024, and it is expected to be complete in the fourth quarter of 2025.

Newberry
In April 2023, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreement with FPU for an additional 8,000 Dt/d of firm service in the Newberry, Florida area. The petition was approved by the Florida PSC in the third quarter of 2023. Peninsula Pipeline will construct a pipeline extension, which will be used by FPU to support the development of a natural gas distribution system to provide gas service to the City of Newberry. A filing to address the acquisition and conversion of propane community gas systems in Newberry was made in November 2023. The Florida PSC approved it in April 2024, and conversions of the community gas systems commenced in the second quarter of 2024.

Worcester Resiliency Upgrade
In August 2023, Eastern Shore filed an application with the Federal Energy Regulatory Commission ("FERC") requesting authorization to construct the Worcester Resiliency Upgrade, which consists of a mixture of storage and transmission facilities in Sussex County, DE and Wicomico, Worcester, and Somerset Counties in Maryland. The project will provide long-term incremental supply necessary to support the growing demand of the participating shippers. In January 2025, the FERC approved the project, and construction is expected to be complete in the third quarter of 2025.

East Coast Reinforcement Projects (Boynton Beach and New Smyrna Beach)
In December 2023, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities on the East Coast of Florida. The projects are driven by the need for increased supply to coastal portions of the state that have experienced an increase in population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. Construction is projected to be complete in the second and fourth quarters of 2025 for New Smyrna Beach and Boynton Beach, respectively.

Central Florida Reinforcement Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities located in Central Florida. The projects are driven by the need for increased supply to communities in central Florida that have experienced an increase in population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system in the areas of Plant City and Lake Mattie with an additional 5,000 Dts/day and 8,700 Dts/day, respectively. The Florida PSC approved the projects in May 2024. The Plant City project was completed in the fourth quarter of 2024, and the Lake Mattie project is projected to be completed during the fourth quarter of 2025.

--more--

17-17-17-17
Warwick
In July 2024, the Company announced plans to extend Eastern Shore's transmission deliverability by constructing an additional 4.4 miles of six inch steel pipeline. The project will reinforce the supply and growth for our Delaware division distribution system and expand natural gas service further into Maryland for anticipated future growth. The project was placed into service during the fourth quarter of 2024.

Pioneer Supply Header Pipeline Project
In March 2024, Peninsula Pipeline filed a petition with the Florida PSC for its approval of Firm Transportation Service Agreements with both FCG and FPU for a project that will support greater supply growth of natural gas service in southeast Florida. The project consists of the transfer of a pipeline asset from FCG to Peninsula Pipeline. Peninsula Pipeline will proceed to provide transportation service to both FCG and FPU using the pipeline asset, which supports continued customer growth and system reinforcement of these distribution systems. The Florida PSC approved the petition in July 2024 and the project was completed in September 2024.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for its approval of its Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition in July 2024 with the projects estimated to be completed in the first half of 2025.

Regulatory Initiatives (with recent regulatory actions)
FCG SAFE Program
In April 2024, FCG filed a petition with the Florida PSC to more closely align the SAFE Program with FPU's GUARD program. Specifically, the requested modifications will enable FCG to accelerate remediation related to problematic pipe and facilities consisting of obsolete and exposed pipe. These efforts will serve to improve the safety and reliability of service to FCG's customers, and the modifications will result in an estimated additional $50.0 million in capital expenditures associated with the SAFE Program which would increase the total projected capital expenditures to approximately $255.0 million over a 10-year period. The Florida PSC approved the modifications in September 2024.

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, “Maryland natural gas distribution businesses”) filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, we sought approval of the following: (i) permanent rate relief of approximately $6.9 million with a ROE of 11.5 percent; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses under the new corporate entity which we anticipate will be called Chesapeake Utilities of Maryland, Inc.; and (iii) authorization to establish a rider for recovery of the costs associated with our new technology systems. In August 2024, the Maryland natural gas distribution businesses, the Maryland Office of Peoples' Counsel ("OPC") and PSC Staff reached a settlement agreement which provided for, among other things, an increase in annual base rates of $2.6 million. In September 2024, the Maryland Public Utility Judge issued an order approving the settlement agreement in part. The $2.6 million increase in annual base rates was approved and the Company filed the Phase II filing in November 2024 to determine rate design across the Maryland natural gas distribution businesses, consolidation of the applicable tariffs and recovery of technology costs. The hearing has been scheduled for March 2025 and the outcome of the application is subject to review and approval by the Maryland PSC.
--more--

18-18-18-18

Maryland Natural Gas Depreciation Study
In January 2024, the Company's Maryland natural gas distribution businesses filed a joint petition for approval of their proposed unified depreciation rates with the Maryland PSC. A settlement agreement between the Company, PSC staff and the OPC was reached and the final order approving the settlement agreement went into effect in July 2024, with new depreciation rates effective as of January 1, 2023. The approved depreciation rates resulted in an annual reduction in depreciation expense of approximately $1.2 million.

Delaware Natural Gas Rate Case
In August 2024, the Company's Delaware natural gas division filed an application for a natural gas rate case with the Delaware PSC. In connection with the application, the Company is seeking approval of the following: (i) permanent rate relief of approximately $12.1 million with a ROE of 11.50 percent; (ii) proposed changes to depreciation rates which were part of a depreciation study also submitted with the filing; and (iii) authorization to make certain changes to tariffs. Annualized interim rates were approved by the Delaware PSC in the amount of $2.5 million and became effective in October 2024. The hearing for the proceeding has been scheduled for May 2025, and the outcome of the application is subject to review and approval by the Delaware PSC.

FPU Electric Rate Case
In August 2024, the Company's Florida Electric division filed a petition with the Florida PSC seeking a general base rate increase of $12.6 million with a ROE of 11.3 percent based on a 2025 projected test year. Annualized interim rates of approximately $1.8 million were approved with an effective date of November 1, 2024. The outcome of the application is subject to review and approval by the Florida PSC. The hearings for the approval of the revenue requirement and rates are scheduled to occur in March 2025.

Other Major Factors Influencing Adjusted Gross Margin
Weather and Consumption
In 2024, higher consumption which includes the effects of colder weather compared to the prior year resulted in a $0.3 million increase in adjusted gross margin. While temperatures in our Delmarva service territories were colder than the prior year, our Ohio service territories experienced warmer temperatures compared to 2023. In addition, temperatures in the Delmarva and Ohio service territories in 2024 were both approximately 10 percent warmer compared to normal temperatures. The following table
--more--

19-19-19-19
summarizes HDD and CDD variances from the 10-year average HDD/CDD ("Normal") for the year and quarter-to-date periods ended December 31, 2024 compared to the respective 2023 periods.
HDD and CDD Information

	Year Ended			Three Months Ended
	December 31,			December 31,
	2024	2023	Variance	2024	2023	Variance
Delmarva
Actual HDD	3,634	3,416	218	1,347	1,347	—
10-Year Average HDD ("Normal")	4,039	4,161	(122)	1,404	1,430	(26)
Variance from Normal	(405)	(745)		(57)	(83)

Florida
Actual HDD	796	664	132	285	293	(8)
10-Year Average HDD ("Normal")	794	826	(32)	282	276	6
Variance from Normal	2	(162)		3	17

Ohio
Actual HDD	5,014	5,043	(29)	1,834	1,895	(61)
10-Year Average HDD ("Normal")	5,594	5,594	—	1,933	1,933	—
Variance from Normal	(580)	(551)		(99)	(38)

Florida
Actual CDD	3,299	3,101	198	475	308	167
10-Year Average CDD ("Normal")	3,009	2,934	75	394	399	(5)
Variance from Normal	290	167		81	(91)

Natural Gas Distribution Growth

The average number of residential customers served on the Delmarva Peninsula and in our legacy Florida operations increased by approximately 4.0 percent and 3.9 percent, respectively, during 2024.

The details are provided in the following table:

	Adjusted Gross Margin Increase
	For the Year Ended December 31, 2024
(in millions)	Delmarva Peninsula	Florida (1)
Customer growth:
Residential	$1.6	$2.7
Commercial and industrial	0.5	1.0
Total customer growth	$2.1	$3.7
(1) Includes growth amounts for our legacy Florida operations, but excludes the effects of FCG.

--more--

20-20-20-20
Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $355.8 million. The following table shows total capital expenditures for the year ended December 31, 2024 by segment and by business line:

For the Year Ended
(in millions)	December 31, 2024
Regulated Energy:
Natural gas distribution	$218.6
Natural gas transmission	68.8
Electric distribution	32.8
Total Regulated Energy	320.2
Unregulated Energy:
Propane distribution	12.0
Energy transmission	5.3
Other unregulated energy	16.6
Total Unregulated Energy	33.9
Other:
Corporate and other businesses	1.7
Total Other	1.7
Total 2024 Capital Expenditures	$355.8

The following table shows a range of the forecasted 2025 capital expenditures by segment and by business line:

	2025
(in millions)	Low	High
Regulated Energy:
Natural gas distribution	$135.0	$155.0
Natural gas transmission	135.0	145.0
Electric distribution	35.0	45.0
Total Regulated Energy	305.0	345.0
Unregulated Energy:
Propane distribution	12.0	15.0
Energy transmission	5.0	10.0
Other unregulated energy	2.0	3.0
Total Unregulated Energy	19.0	28.0
Other:
Corporate and other businesses	1.0	2.0
Total 2025 Forecasted Capital Expenditures	$325.0	$375.0

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth and availability of capital. Historically, actual
--more--

21-21-21-21
capital expenditures have typically lagged behind the forecasted amounts. See “Capital Investment and Earnings Guidance” discussed above for additional information on our capital expenditure forecast.

The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 48.4 percent as of December 31, 2024.

--more--

22-22-22-22
Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Year Ended		Three months ended
	December 31,		December 31,
	2024	2023	2024	2023
(dollars in millions, shares in thousands (except per share data))
Operating Revenues
Regulated Energy	$583.4	$473.6	$153.7	$127.8
Unregulated Energy	228.4	223.1	68.3	64.2
Other businesses and eliminations	(24.6)	(26.1)	(7.0)	(6.7)
Total Operating Revenues	787.2	670.6	215.0	185.3
Operating Expenses
Natural gas and electricity costs	144.2	140.0	38.6	34.3
Propane and natural gas costs	75.6	76.5	22.2	20.7
Operations	210.1	178.4	56.7	50.3
FCG transaction and transition-related expenses	4.0	10.4	0.9	6.5
Maintenance	22.5	20.4	5.9	4.9
Depreciation and amortization	65.7	65.5	13.9	13.4
Other taxes	36.9	28.6	9.9	7.9
Total operating expenses	559.0	519.8	148.1	138.0
Operating Income	228.2	150.8	66.9	47.3
Other income, net	2.0	1.4	0.3	0.4
Interest charges	68.4	36.9	17.5	15.7
Income Before Income Taxes	161.8	115.3	49.7	32.0
Income Taxes	43.2	28.1	13.0	6.7
Net Income	$118.6	$87.2	$36.7	$25.3

Weighted Average Common Shares Outstanding:
Basic	22,469	18,371	22,838	20,113
Diluted	22,531	18,435	22,914	20,178

Earnings Per Share of Common Stock:
Basic	$5.28	$4.75	$1.60	$1.26
Diluted	$5.26	$4.73	$1.60	$1.26

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$118.6	$87.2	$36.7	$25.3
FCG transaction and transition-related expenses, net (1)	2.9	10.6	0.6	7.7
Adjusted Net Income (Non-GAAP)**	$121.5	$97.8	$37.3	$33.0

Earnings Per Share - Diluted (GAAP)	$5.26	$4.73	$1.60	$1.26
FCG transaction and transition-related expenses, net (1)	0.13	0.58	0.03	0.38
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$5.39	$5.31	$1.63	$1.64
(1) Transaction and transition-related expenses represent costs attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees, and interest charges related to fees and expenses associated with the Bridge Facility.

--more--

23-23-23-23

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	As of December 31,
Assets	2024	2023
(in millions, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$2,661.8	$2,418.5
Unregulated Energy	463.7	410.8
Other businesses	29.9	30.3
Total property, plant and equipment	3,155.4	2,859.6
Less: Accumulated depreciation and amortization	(567.6)	(516.4)
Plus: Construction work in progress	148.1	113.2
Net property, plant and equipment	2,735.9	2,456.4
Current Assets
Cash and cash equivalents	7.9	4.9
Trade and other receivables	80.0	74.5
Less: Allowance for credit losses	(3.3)	(2.7)
Trade and other receivables, net	76.7	71.8
Accrued revenue	37.8	32.6
Propane inventory, at average cost	8.9	9.3
Other inventory, at average cost	18.0	19.9
Regulatory assets	23.9	19.5
Storage gas prepayments	3.8	4.7
Income taxes receivable	6.8	3.8
Prepaid expenses	17.3	15.4
Derivative assets, at fair value	0.6	1.0
Other current assets	2.6	2.8
Total current assets	204.3	185.7
Deferred Charges and Other Assets
Goodwill	507.7	508.2
Other intangible assets, net	15.0	16.9
Investments, at fair value	14.4	12.3
Derivative assets, at fair value	0.1	—
Operating lease right-of-use assets	10.5	12.4
Regulatory assets	77.4	96.4
Receivables and other deferred charges	11.7	16.4
Total deferred charges and other assets	636.8	662.6
Total Assets	$3,577.0	$3,304.7

--more--

24-24-24-24
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	As of December 31,
Capitalization and Liabilities	2024	2023
(in millions, except shares and per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	11.1	10.8
Additional paid-in capital	830.5	749.4
Retained earnings	550.3	488.7
Accumulated other comprehensive loss	(1.7)	(2.8)
Deferred compensation obligation	9.8	9.1
Treasury stock	(9.8)	(9.1)
Total stockholders’ equity	1,390.2	1,246.1
Long-term debt, net of current maturities	1,261.7	1,187.1
Total capitalization	2,651.9	2,433.2
Current Liabilities
Current portion of long-term debt	25.5	18.5
Short-term borrowing	196.5	179.9
Accounts payable	78.3	77.5
Customer deposits and refunds	45.7	46.4
Accrued interest	4.8	7.0
Dividends payable	14.7	13.1
Accrued compensation	23.9	16.5
Regulatory liabilities	16.1	13.7
Derivative liabilities, at fair value	—	0.4
Other accrued liabilities	13.9	13.4
Total current liabilities	419.4	386.4
Deferred Credits and Other Liabilities
Deferred income taxes	296.1	259.1
Regulatory liabilities	184.0	195.3
Environmental liabilities	2.2	2.6
Other pension and benefit costs	13.2	15.3
Derivative liabilities at fair value	0.1	0.9
Operating lease - liabilities	8.7	10.6
Deferred investment tax credits and other liabilities	1.4	1.3
Total deferred credits and other liabilities	505.7	485.1
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$3,577.0	$3,304.7
(1) Refer to Note 19 and 20 in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 for further information.
--more--

25-25-25-25
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For Three Months Ended December 31, 2024				For the Three Months Ended December 31, 2023
	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution (1)	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$19.4	$12.6	$12.4	$11.6	$20.1	$12.2	$5.0	$10.2
Commercial and Industrial	12.7	26.8	17.0	10.8	12.6	28.4	5.9	12.1
Other (2)	3.9	6.1	9.1	(2.2)	5.8	2.3	1.2	(1.3)
Total Operating Revenues	$36.0	$45.5	$38.5	$20.2	$38.5	$42.9	$12.1	$21.0

Volumes (in Dts for natural gas and MWHs for electric)
Residential	1,003,547	600,803	438,416	68,174	1,087,809	529,697	157,884	62,067
Commercial and Industrial	2,971,382	9,058,554	2,804,310	94,706	2,707,601	10,451,908	940,028	144,801
Other	73,255	176,683	1,372,173	—	79,586	—	549,132	—
Total	4,048,184	9,836,040	4,614,899	162,880	3,874,996	10,981,605	1,647,044	206,868

Average Customers
Residential	103,308	93,321	114,769	25,781	98,974	89,383	112,585	25,722
Commercial and Industrial	8,425	8,614	8,610	7,315	8,256	8,434	8,587	7,370
Other	21	—	123	—	23	6	6	—
Total	111,754	101,935	123,502	33,096	107,253	97,823	121,178	33,092

	For the Twelve Months Ended December 31, 2024				For the Twelve Months Ended December 31, 2023
	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution (1)	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$79.4	$48.8	$52.4	$50.3	$87.7	$50.8	$5.0	$49.5
Commercial and Industrial	47.7	107.4	69.1	48.1	54.3	108.9	5.9	52.0
Other (2)	1.7	14.1	18.8	(5.8)	(1.0)	8.7	1.2	(2.0)
Total Operating Revenues	$128.8	$170.3	$140.3	$92.6	$141.0	$168.4	$12.1	$99.5

Volumes (in Dts for natural gas and MWHs for electric)
Residential	4,502,823	2,315,717	1,805,825	311,628	4,389,934	2,081,045	157,884	300,118
Commercial and Industrial	10,559,929	38,377,357	11,260,037	396,393	10,230,662	41,498,921	940,028	384,306
Other	280,468	2,139,372	5,938,383	—	293,186	627,934	549,132	—
Total	15,343,220	42,832,446	19,004,245	708,021	14,913,782	44,207,900	1,647,044	684,424

Average Customers
Residential	101,610	91,839	113,917	25,756	97,666	88,384	112,585	25,719
Commercial and Industrial	8,379	8,517	8,561	7,350	8,246	8,415	8,587	7,372
Other	25	—	113	—	23	6	6	—
Total	110,014	100,356	122,591	33,106	105,935	96,805	121,178	33,091

(1) Operating revenues and volumes for FCG include amounts from the acquisition date. Customer totals for FCG reflect actual amounts at December 31, 2023 since the period from the acquisition covered only one month.
(2) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.